UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 1, 2020
JACK HENRY & ASSOCIATES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	0-14112	43-1128385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

663 Highway 60, P.O. Box 807, Monett, MO 65708
(Address of Principle Executive Offices) (Zip Code)

417-235-6652
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	JKHY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 1, 2020, Jack Henry & Associates, Inc. (the “Company”) entered into a Retention Agreement with David Foss, President and Chief Executive Officer of the Company. In connection with the Retention Agreement, the Company will grant Mr. Foss a one-time award of a number of restricted stock units equal to $4,000,000 divided by the fair market value of a share of the Company’s common stock on December 31, 2019 (the “RSUs”) pursuant to the Company’s 2015 Equity Incentive Plan. The Retention Agreement is intended to incentivize Mr. Foss to remain as the Company’s Chief Executive Officer and President through the vesting period of the RSUs and thereby ensure his continued employment as a key leader of the Company.
The RSUs will vest as follows: 10% on January 1, 2021, 20% on January 1, 2022, 20% on January 1, 2023 and 50% on January 1, 2024; provided that at all times through each vesting Mr. Foss remains employed with the Company and performs the duties described in the Retention Agreement.
In the event of termination of Mr. Foss’ employment prior to December 31, 2023 by the Company without cause, by Mr. Foss for good reason or due to his death or disability, all unvested RSUs shall become fully vested. The definitions of cause, good reason and disability are set forth in the Retention Agreement.
Mr. Foss has agreed in the Retention Agreement that during the term of his employment and for a period of two years following the date of termination of his employment (whether the termination is for or without cause), he will not, directly or indirectly, solicit business in competition with the Company from a party who was a customer of the Company during the period of Mr. Foss’ employment or solicit the employment or employ any person who is employed by the Company or was employed by the Company during the prior six months. Furthermore, during the two-year period following the date of termination of his employment whether the termination is for or without cause, Mr. Foss has agreed not to engage in certain business activities in competition with the Company or in the delivery of software and services to financial institutions.
The foregoing summary of the Retention Agreement and the grant of RSUs is a general description only and is qualified in its entirety by reference to the full text of the Retention Agreement and the Company’s form of restricted stock unit agreement, which are filed as Exhibit 10.64 and Exhibit 10.65 to this Current Report, and each of which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
10.64	Retention Agreement, dated January 1, 2020, between the Company and David Foss
10.65	Form of Restricted Stock Unit Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK HENRY & ASSOCIATES, INC.
(Registrant)

Date:	January 3, 2020	/s/ Kevin D. Williams
Kevin D. Williams
Chief Financial Officer and Treasurer